EXHIBIT 99.1

VolitionRx Limited Announces First Quarter 2024 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Tuesday, May 14 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, May 13, 2024 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announced financial results and a business update for the first quarter of 2024.  Volition management will host a conference call tomorrow, May 14 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

A video featuring members of Volition's Executive team.

https://youtu.be/rssjucof45M

Cameron Reynolds, President and Group Chief Executive Officer of Volition said: “Throughout this quarter we have continued to work on a number of opportunities with the aim of ensuring Volition is cash flow neutral in 2025 with a mix of non-dilutive funding, revenue growth and milestone payments from out licensing, as we already achieved in our Volition Vet subsidiary, and through further cost reduction measures targeting $10 million in annualized reductions. We are making strong and necessary decisions to preserve capital in the company whilst ensuring we deliver on our vision and mission. We believe that we are now close to receiving large amounts of data for both Nu.Q® NETs and Capture-PCR™ and consequently, subsequent to quarter end, we are taking some necessary actions to significantly reduce expenditures and cash burn as we concentrate on commercialization.

“We have invested significantly over recent years to build out our product pillars and to ensure we have robust scientific and clinical evidence to support our potential breakthrough technologies.  Following our anticipated receipt, by the end of June, of a substantial amount of new clinical data, we intend to have a laser focus on commercializing these technologies.

“Our strategy is to monetize our intellectual property through licensing or other agreements, similar to our approach with Volition Vet. If successful, we believe that this strategy could provide us with meaningful milestone payments in the next 12 months, followed by ongoing payments and royalties.

“We have had a busy start to 2024 and look forward to delivering on some exciting milestones ahead, in particular publishing new data for Nu.Q® NETs and for our potential breakthrough cancer detection method, Capture-PCR™, later this year. While the revenue ramp from Nu.Q® Vet has taken longer than anticipated, we do expect revenues to accelerate in the second half of 2024 due to the two important recent product launches by Antech Diagnostics and Fujifilm Vet Systems.”

Financial Highlights

•	Cash and cash equivalents as of March 31, 2024, totaled approximately $11.8 million.
•	Recorded approximately $170,000 in revenue in the first quarter of 2024, up 15% over the prior year.
•	Cost reduction measures underway with a target of $10 million in annualized reductions.
•	Applied/or in the process of applying for $25 million in non-dilutive grants from funding bodies in the U.S., with a further $18 million in Europe.

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Event: VolitionRx Limited First Quarter 2024 Earnings and Business Update Conference Call

Date: Tuesday, May 14, 2024

Time: 8:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13746549

Louise Batchelor, Group Chief Marketing & Communications Officer will host the call along with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Terig Hughes, Group Chief Financial Officer, Dr. Andrew Retter, Chief Medical Officer and Gael Forterre, Chief Commercial Officer. The call will provide an update on important events which have taken place in the first quarter of 2024 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at https://ir.volition.com. In addition, a telephone replay of the call will be available until May 28, 2024. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13746549.

About Volition

Volition is a multi-national epigenetics company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential not only to prolong the life of patients, but also improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

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Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com +44 (0)7557 774620

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to revenue opportunities and growth, the timing, completion, success and delivery of data from clinical studies, the timing of publications, the effectiveness of Volition’s cost reduction measures, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, and Volition’s success in securing licensing and/or distribution agreements with third parties for its products. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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